                                  Exhibit 99.2

                           JOINT FILERS' SIGNATURES

BCP Energy Services Fund GP, LP

By: BCP Energy Services Fund UGP, LLC, its general partner

By: /s/ Jeffrey Jenkins                           Date: June 20, 2018
    ------------------------------
    Name:  Jeffrey Jenkins
    Title: Authorized Person

BCP Energy Services Fund-A, LP

By:  BCP Energy Services Fund GP, LP, its general partner

By: BCP Energy Services Fund UGP, LLC, its general partner

By: /s/ Jeffrey Jenkins                           Date: June 20, 2018
    ------------------------------
    Name:  Jeffrey Jenkins
    Title: Authorized Person

BCP Energy Services Fund, LP

By:  BCP Energy Services Fund GP, LP, its general partner

By: BCP Energy Services Fund UGP, LLC, its general partner

By: /s/ Jeffrey Jenkins                           Date: June 20, 2018
    ------------------------------
    Name:  Jeffrey Jenkins
    Title: Authorized Person

Charah Holdings GP LLC

By: /s/ Mark Spender                              Date: June 20, 2018
    ------------------------------
    Name:  Mark Spender
    Title: Authorized Person

Charah Holdings LP

By:  Charah Holdings GP LLC, its general partner

By: /s/ Mark Spender                               Date: June 20, 2018
    ------------------------------
    Name:  Mark Spender
    Title: Authorized Person

James Bernhard

By: /s/ James Bernhard                             Date: June 20, 2018
    ------------------------------

Jeffrey Jenkins
By: /s/ Jeffrey Jenkins                            Date: June 20, 2018
    ------------------------------